UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2019

BARNWELL INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-5103	72-0496921
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Alakea Street, Suite 2900
Honolulu, Hawaii  96813
(Address of Principal Executive Offices) (Zip Code)

(808) 531-8400
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07  Submission of Matters to a Vote of Security Holders.
(a)	On March 4, 2019, Barnwell Industries, Inc. (“Barnwell”) held an annual meeting of stockholders.
(b)            At the meeting, stockholders voted on the election of directors and the ratification of KPMG LLP as the independent auditors for fiscal year 2019.  A total of 7,634,277 shares of Barnwell’s common stock outstanding and entitled to vote were present at the meeting in person or by proxy. All nominees were elected and the ratification of KPMG LLP as the independent auditors for fiscal year 2019 was approved. The results of the meeting were as follows:

	For	Withheld/ Against	Abstain	Broker Non-Votes
1. Directors

Martin Anderson	3,255,043	2,976,345	0	1,402,889
Murray C. Gardner	3,473,769	2,757,619	0	1,402,889
Alexander C. Kinzler	3,433,954	2,797,434	0	1,402,889
Russell M. Gifford	3,472,314	2,759,074	0	1,402,889
Kevin K. Takata	3,476,465	2,754,923	0	1,402,889
Robert J. Inglima, Jr.	3,476,265	2,755,123	0	1,402,889
James S. Barnwell III	3,460,175	2,771,213	0	1,402,889

2. Ratification of
Independent Auditors	6,399,921	1,188,441	45,915	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:  March 5, 2019

BARNWELL INDUSTRIES, INC.
By:	/s/ Russell M. Gifford
	Name:	Russell M. Gifford
	Title:	Executive Vice President and Chief Financial Officer